FORM 8–K  —  CURRENT REPORT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2005

TEKNOWLEDGE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14793	94-2760916
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Embarcadero Road, Palo Alto, California 94303

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 424-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Audit Committee of the Board of Directors of Teknowledge Corporation (“Teknowledge” or the “Company”) periodically considers the selection of the Company’s independent public accountants. On February 25, 2005, after an evaluation process that included the receipt of proposals from several independent registered public accounting firms and upon recommendation of Teknowledge’s Audit Committee, the Company’s Board of Directors approved the retention of Burr, Pilger & Mayer, LLP (“BPM”) as Teknowledge’s independent public accountants and dismissed Grant Thornton LLP (“GT”) who was acting as the Company’s principal independent accountants. BPM will audit the financial statements of the Company for the fiscal year ended December 31, 2004. GT’s reports on Teknowledge’s consolidated financial statements for each of the fiscal years ended December 31, 2002 and December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended December 31, 2002 and December 31, 2003 and for the subsequent interim periods, there were no disagreements with GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to GT’s satisfaction, would have caused GT to make reference to the subject matter in connection with its report on Teknowledge’s consolidated financial statements for such years. During the Company’s two most recent fiscal years and through February 25, 2005, none of the reportable events described in Item 304(a)(1)(iv) of Regulation S-B occurred, except that in connection with GT’s report on Teknowledge’s consolidated financial statements for the year ended December 31, 2003, GT recommended that the Company strengthen its internal controls over financial reporting and the Company made the following disclosure, which was included in Section 8A of its Form 10-KSB for its fiscal year ended December 31, 2003:

“In connection with its audit of the Company’s consolidated financial statements for the year ended December 31, 2003, Grant Thornton LLP (“Grant Thornton”), the Company’s independent public accountants, advised the Audit Committee and management of internal control matters with respect to certain revenue recognition transactions, government overhead rate reserves, segregation of duties, and monitoring controls that they considered to be reportable conditions as that term is defined under standards established by the American Institute of Certified Public Accountants. The Company considered these matters in connection with the year end closing process and the preparation of the December 31, 2003 consolidated financial statements included in this Form 10-KSB and also determined that no prior period financial statements were materially affected by such matters. In response to the observations made by Grant Thornton, in 2004 the Company will implement certain enhancements to its internal controls and procedures, which it believes address the matters raised by Grant Thornton.”

Teknowledge requested that GT furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. The letter from GT filed as Exhibit 16.1 is attached hereto to this Form 8-K.

During Teknowledge’s two most recent fiscal years ended December 31, 2002 and December 31, 2003, and through September 30, 2004, Teknowledge has not consulted with BPM regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Teknowledge’s consolidated financial statements and BPM did not provide a written report to Teknowledge or oral advice that BPM concluded was an important factor considered by Teknowledge in reaching a decision as to accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B. Teknowledge has not yet consulted with BPM regarding the advice and observations made by Grant Thornton with respect to the Company’s internal controls discussed above.

Item 9.01 Financial Statements, Financial Statements and Exhibits.

Exhibit
Number	Description
16.1	Letter from Grant Thornton LLP to the Securities Exchange Commission dated
February 25, 2005 regarding change in independent public accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teknowledge Corporation
(Registrant)

Date: February 25, 2005	by: /s/ Dennis A. Bugbee
Dennis A. Bugbee, Vice President Finance, Chief Financial Officer